UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Exchange Act of 1934

October 18, 2004
Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1800 THREE LINCOLN CENTRE,
5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Purchase Agreement
Form of Global Security for Floating Rate Senior Notes
Form of Global Security for 4.00% Senior Notes
Form of Global Security for 4.95% Senior Notes
Form of Global Security for 5.95% Senior Notes
Opinion/Consent of Gibson, Dunn & Crutcher LLP
Computation of Pro Form Earnings to Fixed Charges
News Release

Item 1.01. Entry into a Material Definitive Agreement.

     On October 18, 2004, Atmos Energy Corporation entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc., SunTrust Capital Markets, Inc., SG Cowen Securities Corporation, KBC Financial Products USA Inc., U.S. Bancorp Piper Jaffray Inc. and Wachovia Capital Markets, LLC (collectively, the “underwriters”), whereby Atmos Energy agreed to sell and the underwriters agreed to purchase from Atmos Energy, subject to and upon the terms and conditions set forth in the Purchase Agreement (i) $300,000,000 aggregate principal amount of its floating rate senior notes due 2007, (ii) $400,000,000 aggregate principal amount of its 4.00% senior notes due 2009, (iii) $500,000,000 aggregate principal amount of its 4.95% senior notes due 2014, and (iv) $200,000,000 aggregate principal amount of its 5.95% senior notes due 2034 (collectively, the “Notes”). The Notes are issuable pursuant to an indenture dated as of May 22, 2001 between Atmos Energy and SunTrust Bank, as trustee. The Purchase Agreement contains customary representations, warranties and agreements of Atmos Energy and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions.

     A copy of the Purchase Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

     Each of the Notes will be represented by a global security. Forms of the global securities are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4.

Item 7.01 Regulation FD Disclosure.

     On October 21, 2004, Atmos Energy announced in a news release that its public offering of 14 million shares of its common stock was priced at $24.75 per share, which will yield net proceeds to Atmos Energy of approximately $332.2 million (after underwriters' discounts and commissions and offering expenses, and excluding any exercise of the overallotment option Atmos Energy granted the underwriters in the offering to purchase up to 2,100,000 additional shares of common stock to cover overallotments).

     A copy of the news release is attached hereto as Exhibit 99.1. The information in this Item 7.01 and in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
1.1	Purchase Agreement dated October 18, 2004 among Atmos Energy Corporation, Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc., SunTrust Capital Markets, Inc., SG Cowen Securities Corporation, KBC Financial Products USA Inc., U.S. Bancorp Piper Jaffray Inc. and Wachovia Capital Markets, LLC
4.1	Form of Global Security for the Floating Rate Senior Notes due 2007
4.2	Form of Global Security for the 4.00% Senior Notes due 2009
4.3	Form of Global Security for the 4.95% Senior Notes due 2014
4.4	Form of Global Security for the 5.95% Senior Notes due 2034
5.1	Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas
12.1	Computation of Pro Forma Earnings to Fixed Charges
23.1	Consent of Gibson, Dunn & Crutcher LLP, Dallas, Texas (included in Exhibit 5.1)
99.1	News Release dated October 21, 2004 (furnished under Item 7.01)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: October 22, 2004	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
1.1	Purchase Agreement dated October 18, 2004 among Atmos Energy Corporation, Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc., SunTrust Capital Markets, Inc., SG Cowen Securities Corporation, KBC Financial Products USA Inc., U.S. Bancorp Piper Jaffray Inc. and Wachovia Capital Markets, LLC
4.1	Form of Global Security for the Floating Rate Senior Notes due 2007
4.2	Form of Global Security for the 4.00% Senior Notes due 2009
4.3	Form of Global Security for the 4.95% Senior Notes due 2014
4.4	Form of Global Security for the 5.95% Senior Notes due 2034
5.1	Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas
12.1	Computation of Pro Forma Earnings to Fixed Charges
23.1	Consent of Gibson, Dunn & Crutcher LLP, Dallas, Texas (included in Exhibit 5.1)
99.1	News Release dated October 21, 2004 (furnished under Item 7.01)